Exhibit 99

GE HealthCare reports first quarter 2026 financial results

•Revenue growth of 7.4%, including Organic revenue growth* of 2.9%
•Total orders up 1.1% organically versus 10.3% growth in the year-ago period; book-to-bill of 1.07 times and backlog of $21.8 billion
•Profitability in the quarter was impacted by a discrete PDx supplier issue that has since been resolved
•Net income margin of 7.6% and Adjusted earnings before interest and taxes (EBIT) margin* of 13.5%; diluted earnings per share (EPS) of $0.85 and Adjusted EPS* of $0.99
•Cash flow from operating activities of $290 million and Free cash flow* of $112 million
•For the full-year 2026, Company reaffirms topline growth driven by healthy global end market demand; reduces profit and Free cash flow* outlook as assumptions for inflation became more pronounced during the quarter; including inflation impact, expect to deliver mid- to high-single digit Adjusted EPS* growth

Chicago, IL – April 29, 2026 – GE HealthCare (Nasdaq: GEHC) today reported financial results for the first quarter ended March 31, 2026.

GE HealthCare President and CEO Peter Arduini said, “As we start the year, we’re pleased with topline performance, which came in at the high end of our expectations. Growth was driven by strong commercial execution in Pharmaceutical Diagnostics, including Flyrcado, Advanced Visualization Solutions, and Imaging, as well as services. We are maintaining our topline growth guidance driven by healthy customer demand globally.

“Profitability in the first quarter was impacted by a PDx supplier issue that has since been resolved. We saw significant increases in memory chips, oil and freight costs during the first quarter that we assume will impact the rest of 2026. Given these dynamics, we are taking a prudent approach and reducing our profit outlook but expect to offset more than half of the inflation impact with price and cost actions. Importantly, we are making meaningful progress executing on our new wave of innovation to accelerate future revenue and margin growth.”

First quarter 2026 total company financial performance(1)
•Revenues of $5.1 billion, up 7.4%, including Organic revenue growth* of 2.9%, driven by Pharmaceutical Diagnostics (PDx), Advanced Visualization Solutions (AVS), and Imaging, with overall strength in U.S., EMEA, and Rest of World.
•Total orders up 1.1% organically versus 10.3% growth in the year-ago period, book-to-bill of 1.07 times and backlog of $21.8 billion.
•Net income attributable to GE HealthCare of $389 million versus $564 million, and Adjusted EBIT* of $691 million versus $715 million.
•Net income margin of 7.6% versus 11.8%, down 420 basis points (bps); Adjusted EBIT margin* of 13.5% versus 15.0%, down 150 bps, with both measures negatively impacted by tariffs, a decline in Patient Care Solutions (PCS) and the PDx supplier issue.
•Diluted EPS of $0.85 versus $1.23, down $0.38; Adjusted EPS* of $0.99 versus $1.01, down $0.02.

* Non-GAAP financial measure.
(1) All comparisons to prior-year period unless otherwise noted.

First quarter 2026 segment financial performance (Unaudited)

Segment ($ in millions)	Imaging	Advanced Visualization Solutions	Patient Care Solutions	Pharmaceutical Diagnostics
Segment Revenues	$2,299	$1,341	$704	$770
YoY % change	7.4%	8.2%	(6.5)%	21.7%
YoY % Organic* change	3.8%	4.4%	(8.1)%	9.7%
Segment EBIT	$180	$299	$10	$197
YoY % change	(9.4)%	14.5%	(79.8)%	(3.9)%
Segment EBIT Margin	7.8%	22.3%	1.4%	25.6%
YoY change	(150) bps	120 bps	(500) bps	(680) bps
YoY refers to year-over-year comparison

First quarter capital deployment(1)
•Cash flow from operating activities of $290 million, up $40 million. Free cash flow* of $112 million, up $13 million.
•The Company closed the acquisition of Intelerad, for a purchase price of $2.3 billion, which is expected to advance its cloud-enabled enterprise imaging across care settings.
•Capital expenditures(2) of $178 million compared to $152 million in the prior year. The Company continues to prioritize investment in innovation and capacity expansion.
•Cash and cash equivalents of $2.3 billion and access to $3.5 billion of revolving credit facilities. Total debt outstanding of $10.1 billion.
•The Company repurchased 1.4 million shares for total consideration of $100 million.
•Declared quarterly dividend of $0.035 per share to stockholders of record as of April 3, 2026.

Recent innovation and commercial highlights
•GE HealthCare announces first patient dosed in Phase 2/3 LUMINA trial for manganese-based MRI contrast agent under FDA Fast Track designation, further advancing its innovation pipeline of novel imaging agents
•GE HealthCare announces digital integration between bkActivTM intraoperative ultrasound system and Medtronic Stealth AXiSTM surgical navigation system
•GE HealthCare announces lead industrial role in largest EU-funded IHI consortium to advance cardio-oncology care across Europe
•GE HealthCare to showcase comprehensive cardiology portfolio at ACC.26, including its latest AI-enabled imaging technologies, advanced software solutions, and key collaborations
•GE HealthCare completes Intelerad acquisition - accelerating shift to cloud-first enterprise solutions to deliver precision care
•GE HealthCare announces U.S. FDA 510(k) clearance for View, a next generation diagnostic viewer enabling anywhere access to radiologists
•GE HealthCare spotlights its innovation renaissance designed to advance precision care at ECR 2026
•GE HealthCare achieves MRI portfolio milestone with FDA clearances for next-generation SIGNA MRI technology designed to enhance precision imaging and clinical efficiency
•The University of South Florida, Tampa General Hospital and GE HealthCare further relationship to advance next-generation surgical training and clinical innovation
•GE HealthCare’s Photonova Spectra photon-counting CT receives FDA clearance

* Non-GAAP financial measure.
(1) All comparisons to prior year period unless otherwise noted.
(2) Capital Expenditures represent Additions to property, plant and equipment and internal-use software as disclosed on the Condensed Consolidated Statements of Cash Flows.

2026 guidance
For the full-year 2026, guidance is as follows:
•Organic revenue growth* of 3.0% to 4.0% year-over-year; unchanged
•Adjusted EBIT margin* of 15.4% to 15.7%, reflecting an expansion of 10 bps to 40 bps year-over-year; this compares to previous Adjusted EBIT margin* guidance of 15.8% to 16.1%
•Adjusted effective tax rate (ETR)* in the range of 20.0% to 21.0%; unchanged
•Adjusted EPS* in the range of $4.80 to $5.00, representing 4.6% to 9.0% growth year-over-year; this compares to previous Adjusted EPS* guidance in the range of $4.95 to $5.15
•Free cash flow* of approximately $1.6 billion, in-line with profit outlook; this compares to previous guidance of approximately $1.7 billion

Expect tariff impact in 2026 to be lower than 2025. While the Company has begun to apply for refunds in the new Customs and Border Patrol portal, no International Emergency Economic Powers Act (IEEPA) tariff refund is assumed in guidance. Guidance includes contribution from Intelerad as of March 18, 2026.

The Company provides its outlook on a non-GAAP basis. Refer to the Non-GAAP financial measures in outlook section below for more details.

Financial rounding
Certain columns and rows in this document may not sum due to the use of rounded numbers. Percentages presented are calculated from the underlying whole-dollar amounts.

* Non-GAAP financial measure.

Financial statements

Condensed Consolidated Statements of Income (Unaudited)
	For the three months ended March 31
(In millions, except per share amounts)	2026	2025
Sales of products	$3,345	$3,117
Sales of services	1,786	1,660
Total revenues	5,131	4,777
Cost of products	2,283	1,963
Cost of services	871	802
Gross profit	1,977	2,012
Selling, general, and administrative	1,117	1,040
Research and development	345	344
Total operating expenses	1,462	1,383
Operating income	515	629
Interest and other financial charges – net	96	110
Non-operating benefit (income) costs	(51)	(74)
Other (income) expense – net	(36)	(99)
Income before income taxes	505	692
Benefit (provision) for income taxes	(94)	(104)
Net income	411	588
Net (income) loss attributable to noncontrolling interests	(22)	(24)
Net income attributable to GE HealthCare	$389	$564

Earnings per share attributable to GE HealthCare:
Basic	$0.85	$1.23
Diluted	0.85	1.23
Weighted-average number of shares outstanding:
Basic	456	457
Diluted	457	459

Condensed Consolidated Statements of Financial Position (Unaudited)
	As of
(In millions, except share and per share amounts)	March 31, 2026	December 31, 2025
Cash, cash equivalents, and restricted cash	$2,285	$4,512
Receivables – net of allowances of $100 and $103	3,786	3,955
Inventories	2,353	2,234
Contract and other deferred assets	1,159	1,073
All other current assets	842	726
Current assets	10,426	12,501
Property, plant, and equipment – net	3,095	3,092
Goodwill	15,060	13,489
Other intangible assets – net	1,908	1,130
Deferred income taxes	4,383	4,491
All other non-current assets	2,254	2,205
Total assets	$37,125	$36,906
Short-term borrowings	$7	$508
Accounts payable	3,410	3,250
Contract liabilities	2,153	2,095
Current compensation and benefits	1,418	1,666
All other current liabilities	1,542	1,587
Current liabilities	8,529	9,105
Long-term borrowings	10,127	9,495
Non-current compensation and benefits	5,300	5,453
Deferred income taxes	256	193
All other non-current liabilities	2,015	2,061
Total liabilities	26,227	26,307
Commitments and contingencies
Redeemable noncontrolling interests	218	209
Common stock, par value $0.01 per share, 1,000,000,000 shares authorized, 459,398,178 shares issued as of March 31, 2026; 458,844,209 shares issued as of December 31, 2025	5	5
Treasury stock, at cost, 4,509,195 shares as of March 31, 2026 and 3,107,626 shares as of December 31, 2025	(325)	(225)
Additional paid-in capital	6,733	6,707
Retained earnings	5,654	5,281
Accumulated other comprehensive income (loss) – net	(1,398)	(1,388)
Total equity attributable to GE HealthCare	10,668	10,379
Noncontrolling interests	12	11
Total equity	10,680	10,390
Total liabilities, redeemable noncontrolling interests, and equity	$37,125	$36,906

Condensed Consolidated Statements of Cash Flows (Unaudited)
	For the three months ended March 31
(In millions)	2026	2025
Net income	$411	$588
Adjustments to reconcile Net income to Cash from (used for) operating activities:
Depreciation of property, plant, and equipment	78	66
Amortization of intangible assets	75	70
Gain on remeasurement of Nihon Medi-Physics equity method investment	—	(97)
Net periodic postretirement benefit plan (income) expense	(47)	(70)
Postretirement plan contributions	(97)	(98)
Share-based compensation	35	22
Provision for income taxes	94	104
Cash paid during the year for income taxes	(92)	(91)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Receivables	141	81
Inventories	(171)	(154)
Contract and other deferred assets	(46)	52
Accounts payable	221	146
Contract liabilities	35	(68)
Current compensation and benefits	(250)	(200)
All other operating activities – net	(99)	(101)
Cash from (used for) operating activities	290	250
Cash flows – investing activities
Additions to property, plant and equipment and internal-use software	(178)	(152)
Purchases of businesses, net of cash acquired	(2,297)	(269)
Purchases of investments	(13)	(20)
All other investing activities – net	(13)	34
Cash from (used for) investing activities	(2,500)	(407)
Cash flows – financing activities
Net increase (decrease) in borrowings (maturities of 90 days or less)	(1)	1
Newly issued debt, net of debt issuance costs (maturities longer than 90 days)	1,152	—
Repayments and other reductions (maturities longer than 90 days)	(1,003)	(257)
Dividends paid to stockholders	(16)	(16)
Repurchase of common stock	(100)	—
Proceeds from stock issued under employee benefit plans	10	20
Taxes paid related to net share settlement of equity awards	(19)	(28)
All other financing activities – net	(2)	(6)
Cash from (used for) financing activities	21	(286)
Effect of foreign currency rate changes on cash, cash equivalents, and restricted cash	(37)	27
Increase (decrease) in cash, cash equivalents, and restricted cash	(2,227)	(416)
Cash, cash equivalents, and restricted cash at beginning of year	4,515	2,893
Cash, cash equivalents, and restricted cash at end of period	$2,288	$2,476

Supplemental disclosure of cash flows information
Cash paid during the year for interest	$(87)	$(78)
Non-cash investing activities
Acquired but unpaid property, plant, and equipment	$86	$86

Non-GAAP financial measures

The non-GAAP financial measures presented in this press release are supplemental measures of GE HealthCare’s performance and its liquidity that the Company believes will help investors understand its financial condition, cash flows, and operating results, and assess its future prospects. When read in conjunction with the Company’s U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in GE HealthCare’s underlying businesses and can be used by management as one basis for making financial, operational, and planning decisions. Descriptions of the reported non-GAAP measures are included below.

The Company reports Organic revenue and Organic revenue growth rate to provide management and investors with additional understanding and visibility into the underlying revenue trends of the Company’s established, ongoing operations, as well as provide insights into overall demand for its products and services. To calculate these measures, the Company excludes the effect of acquisitions, dispositions, and foreign currency rate fluctuations.

The Company reports EBIT, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, and Adjusted earnings per share to provide management and investors with an additional understanding of its business by highlighting the results from ongoing operations and the underlying profitability factors, on a normalized basis. To calculate these measures the Company excludes, and reflects in the detailed reconciliations below, the following adjustments as applicable: Interest and other financial charges – net, Net (income) loss attributable to noncontrolling interests, Non-operating benefit (income) costs, Benefit (provision) for income taxes and certain tax related adjustments, and certain non-recurring and/or non-cash items. GE HealthCare may from time to time consider excluding other non-recurring items to enhance comparability between periods. Adjusted EBIT margin is calculated by taking Adjusted EBIT divided by Total revenues for the same period.

The Company reports Adjusted tax expense and Adjusted ETR to provide management and investors with a better understanding of the normalized tax rate applicable to the business and provide more consistent comparability across periods. Adjusted tax expense excludes the income tax related to the pre-tax income adjustments included as part of Adjusted net income and certain income tax adjustments, such as adjustments to deferred tax assets or liabilities. The Company may from time to time consider excluding other non-recurring tax items to enhance comparability between periods. Adjusted ETR is Adjusted tax expense divided by income before income taxes less the pre-tax income adjustments referenced above.

The Company reports Free cash flow and Free cash flow conversion to provide management and investors with an important measure of the ability to generate cash on a normalized basis and provide insight into the Company’s flexibility to allocate capital. Free cash flow is Cash from (used for) operating activities – continuing operations including cash flows related to the additions and dispositions of property, plant, and equipment (“PP&E”) and additions of internal-use software. Free cash flow does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the capital required for debt repayments. Free cash flow conversion is calculated by taking Free cash flow divided by Adjusted net income.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes. In order to compensate for the discussed limitations, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. The detailed reconciliations of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure are provided below, and no single financial measure should be relied on to evaluate our business.

Non-GAAP financial reconciliations

Organic Revenue*
Unaudited	For the three months ended March 31
($ in millions)	2026	2025	% change
Imaging revenues	$2,299	$2,140	7.4%
Less: Acquisitions(1)	11	—
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	68	—
Imaging Organic revenue*	$2,220	$2,140	3.8%
AVS revenues	$1,341	$1,239	8.2%
Less: Acquisitions(1)	—	—
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	46	—
AVS Organic revenue*	$1,294	$1,239	4.4%
PCS revenues	$704	$753	(6.5)%
Less: Acquisitions(1)	—	—
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	12	—
PCS Organic revenue*	$692	$753	(8.1)%
PDx revenues	$770	$632	21.7%
Less: Acquisitions(1)	50	1
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	28	—
PDx Organic revenue*	$692	$631	9.7%
Other revenues	$18	$13	37.7%
Less: Acquisitions(1)	—	—
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	—	—
Other Organic revenue*	$18	$13	37.7%
Total revenues	$5,131	$4,777	7.4%
Less: Acquisitions(1)	60	1
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	155	—
Organic revenue*	$4,916	$4,776	2.9%

(1)
Represents revenues attributable to acquisitions from the date the Company completed the transaction through the end of four quarters following the transaction, excluding the impact of Foreign currency exchange already captured in lines elsewhere.

(2)	Represents revenues attributable to dispositions for the four quarters preceding the disposition date.

* Non-GAAP financial measure.

Adjusted EBIT*
Unaudited	For the three months ended March 31
($ in millions)	2026	2025	% change
Net income attributable to GE HealthCare	$389	$564	(31.0)%
Add: Interest and other financial charges – net	96	110
Add: Non-operating benefit (income) costs	(51)	(74)
Less: Benefit (provision) for income taxes	(94)	(104)
Less: Net (income) loss attributable to noncontrolling interests	(22)	(24)
EBIT*	551	728	(24.3)%
Add: Restructuring costs(1)	49	22
Add: Acquisition and disposition-related charges (benefits)(2)	35	8
Add: Spin-Off and separation costs(3)	2	24
Add: (Gain) loss on business and asset dispositions(4)	—	(10)
Add: Amortization of acquisition-related intangible assets	47	35
Add: Investment revaluation (gain) loss(5)	8	(92)
Adjusted EBIT*	$691	$715	(3.4)%
Net income margin	7.6%	11.8%	(420) bps
Adjusted EBIT margin*	13.5%	15.0%	(150) bps

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)
Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.

(3)
Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.

(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)
Primarily relates to valuation adjustments for equity investments and for the three months ended March 31, 2025, includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.

* Non-GAAP financial measure.

Adjusted Net Income*
Unaudited	For the three months ended March 31
($ in millions)	2026	2025	% change
Net income attributable to GE HealthCare	$389	$564	(31.0)%
Add: Non-operating benefit (income) costs	(51)	(74)
Add: Restructuring costs(1)	49	22
Add: Acquisition and disposition-related charges (benefits)(2)	35	8
Add: Spin-Off and separation costs(3)	2	29
Add: (Gain) loss on business and asset dispositions(4)	—	(10)
Add: Amortization of acquisition-related intangible assets	47	35
Add: Investment revaluation (gain) loss(5)	8	(92)
Add: Tax effect of reconciling items(6)	(19)	—
Add: Spin-Off and other tax adjustments(7)	(7)	(17)
Adjusted net income*	$452	$464	(2.5)%

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)
Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.

(3)
Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs. For the three months ended March 31, 2025, an adjustment is included to eliminate the associated impact on Net (income) loss attributable to noncontrolling interests for applicable costs that impact earnings attributable to noncontrolling interests.

(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)
Primarily relates to valuation adjustments for equity investments and for the three months ended March 31, 2025, includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.

(6)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(7)
Consists of certain income tax adjustments, including tax reserve releases in a foreign jurisdiction for tax years no longer subject to an assessment from the local taxing authorities and discrete tax impacts resulting from the Spin-Off and separation from GE.

* Non-GAAP financial measure.

Adjusted Earnings Per Share*
Unaudited	For the three months ended March 31
(In dollars, except shares outstanding presented in millions)	2026	2025	$ change
Diluted earnings per share	$0.85	$1.23	$(0.38)
Add: Non-operating benefit (income) costs	(0.11)	(0.16)
Add: Restructuring costs(1)	0.11	0.05
Add: Acquisition and disposition-related charges (benefits)(2)	0.08	0.02
Add: Spin-Off and separation costs(3)	0.01	0.06
Add: (Gain) loss on business and asset dispositions(4)	—	(0.02)
Add: Amortization of acquisition-related intangible assets	0.10	0.08
Add: Investment revaluation (gain) loss(5)	0.02	(0.20)
Add: Tax effect of reconciling items(6)	(0.04)	—
Add: Spin-Off and other tax adjustments(7)	(0.02)	(0.04)
Adjusted earnings per share*	$0.99	$1.01	$(0.02)
Diluted weighted-average shares outstanding	457	459

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)
Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.

(3)
Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs. For the three months ended March 31, 2025, an adjustment is included to eliminate the associated impact on Net (income) loss attributable to noncontrolling interests for applicable costs that impact earnings attributable to noncontrolling interests.

(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)
Primarily relates to valuation adjustments for equity investments and for the three months ended March 31, 2025, includes the impact from the revaluation of our existing 50% interest in NMP as part of the acquisition transaction.

(6)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(7)
Consists of certain income tax adjustments, including tax reserve releases in a foreign jurisdiction for tax years no longer subject to an assessment from the local taxing authorities and discrete tax impacts resulting from the Spin-Off and separation from GE.

Adjusted Tax Expense* and Adjusted ETR*
Unaudited	For the three months ended March 31
($ in millions)	2026	2025
Benefit (provision) for income taxes	$(94)	$(104)
Add: Tax effect of reconciling items(1)	(19)	—
Add: Spin-Off and other tax adjustments(2)	(7)	(17)
Adjusted tax expense*	$(120)	$(121)
Effective tax rate	18.6%	15.0%
Adjusted effective tax rate*	20.2%	20.1%

(1)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(2)
Consists of certain income tax adjustments, including tax reserve releases in a foreign jurisdiction for tax years no longer subject to an assessment from the local taxing authorities and discrete tax impacts resulting from the Spin-Off and separation from GE.

* Non-GAAP financial measure.

Free Cash Flow*
Unaudited	For the three months ended March 31
($ in millions)	2026	2025	% change
Cash from (used for) operating activities	$290	$250	15.8%
Add: Additions to PP&E and internal-use software	(178)	(152)
Add: Dispositions of PP&E	—	—
Free cash flow*	$112	$98	13.3%

Non-GAAP financial measures in outlook

GE HealthCare calculates forward-looking non-GAAP financial measures, including Organic revenue growth, Adjusted EBIT margin, Adjusted ETR, Adjusted EPS, and Free cash flow based on internal forecasts that omit certain amounts that would be included in U.S. GAAP financial measures. GE HealthCare does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective U.S. GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or dispositions, timing and magnitude of restructuring activities, and revaluation of strategic investments, amongst other items. The timing and amounts of these items are uncertain and could have a substantial impact on GE HealthCare’s results in accordance with U.S. GAAP.

Key performance indicators

Management uses the following metrics to provide a leading indicator of current business demand from customers for products and services.
•Organic orders growth: Rate of change period-over-period of contractual commitments with customers to provide specified goods or services for an agreed upon price, and excluding the effects of: (1) recent acquisitions and dispositions with less than a full year of comparable orders; and (2) foreign currency exchange rate fluctuations in order to present orders on a constant currency basis.
•Book-to-bill: Total orders divided by Total revenues within a given financial period (e.g., quarter or FY).

Conference call and webcast information

GE HealthCare will discuss its results during its live earnings call today, April 29, 2026 at 8:30 am ET/7:30 am CT. The webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website at https://investor.gehealthcare.com/news-events/events. An archived version of the webcast will be available on the website after the call.

* Non-GAAP financial measure.

Forward-looking statements

This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about the Company’s business and expected financial performance, financial condition, and results of operations, including revenue, revenue growth, profit, taxes, earnings per share, and cash flows, and the Company’s outlook; the impacts of macroeconomic and market conditions, including the impact of tariffs and other trade restrictions, and volatility on the Company’s business, operations, financial results, and financial position and on supply chains and the world economy; the impacts on the Company’s business of international conflicts, including the Russia and Ukraine conflict and conflicts in the Middle East; share repurchases; risks related to foreign currency exchange, interest rates, and commodity and key material price volatility and availability; and the Company’s strategy, innovation, and acquisitions and investments. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include, but are not limited to, operating in highly competitive markets; global geopolitical and economic instability, including as a result of changes in trade and tariff policy, and international conflicts and tensions, including between Ukraine and Russia, in the Middle East, and in other regions; public health crises, epidemics, and pandemics, and their effects on the Company’s business; changes in or elimination of government subsidies, and changes in third-party and government reimbursement processes, rates, and contractual relationships, including related to government shutdowns, and changes in the mix of public and private payers; demand for the Company’s products, services, or solutions and factors that affect that demand; developments in the market in China; the Company’s ability to control increases in healthcare costs and any subsequent effect on demand for the Company’s products, services, or solutions; the Company’s ability to successfully complete strategic transactions; the actions or inactions of third parties with whom the Company partners and the various collaboration, licensing, and other partnerships and alliances the Company has with third parties; the impacts related to the Company’s increasing focus on and investment in cloud, edge computing, artificial intelligence, and software offerings; management of the Company’s supply chain and the Company’s ability to cost-effectively secure the materials it needs to operate its business; disruptions in the Company’s operations; the impact of potential information technology, cybersecurity, or data security breaches; maintenance and protection of the Company’s intellectual property rights, as well as maintenance of successful research and development efforts with respect to commercially successful products and technologies; the Company’s ability to attract and/or retain key talent and qualified employees; increasing attention to sustainability matters; compliance with the various legal, regulatory, tax, privacy, and other laws to which the Company is subject, such as the Foreign Corrupt Practices Act and similar anti-corruption and anti-bribery laws globally, and related changes, claims, inquiries, investigations, or actions; the impact of potential product liability claims or potential litigation, arbitration, or similar proceedings; the Company’s level of indebtedness and the impact of complying with the covenants and other terms of the Company’s debt instruments on its business. Please also see Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

About GE HealthCare Technologies Inc.
GE HealthCare is a leading global healthcare solutions provider of advanced medical technology, pharmaceutical diagnostics, and AI, cloud and software solutions that help clinicians tackle the world’s most complex diseases. Serving patients and providers for 130 years, GE HealthCare is delivering bold innovations designed for the next era of medicine across its Imaging, Advanced Visualization Solutions, Patient Care Solutions, and Pharmaceutical Diagnostics segments to help clinicians deliver more personalized, precise patient care. We are a $20.6 billion business with approximately 54,000 colleagues working to create a world where healthcare has no limits.
GE HealthCare is proud to be among 2026 Fortune World’s Most Admired Companies™.

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Investor Relations Contact:
Carolynne Borders
+1-631-662-4317
carolynne.borders@gehealthcare.com

Media Contact:
Jennifer Fox
+1-414-530-3027
jennifer.r.fox@gehealthcare.com